                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                    MERIDIAN INDUSTRIAL TRUST
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                        ANNE C. CUMBERLEDGE
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                     [LOGO]

                           NOTICE OF ANNUAL MEETING,
                        PROXY STATEMENT, AND PROXY CARD

                                      FOR

                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 15, 1998

                                     [LOGO]

April 17, 1998

Dear Stockholder:

    You are cordially invited to attend the annual meeting of stockholders of Meridian Industrial Trust, Inc. (the "Company") to be held on May 15, 1998, at 8:30 a.m., local time, at the Hyatt Regency Hotel, Five Embarcadero Center, San Francisco, California. Enclosed are a notice to stockholders, a proxy statement describing the business to be transacted at the meeting, and a proxy card for use in voting at the meeting.

    At the annual meeting, you will be asked (i) to elect seven directors of the Company, (ii) to ratify the selection of Arthur Andersen LLP as the independent auditors for the Company for 1998, and (iii) to act on such other business as may properly come before the meeting or any adjournment thereof.

    We hope that you will be able to attend the annual meeting, and we urge you to read the enclosed Proxy Statement before you decide to vote. Even if you do not plan to attend, please complete, date, sign, and promptly return the enclosed proxy card. It is important that your shares be represented at the meeting.

                                          Very truly yours,

                                          Allen J. Anderson

                                          CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                             YOUR VOTE IS IMPORTANT
PLEASE COMPLETE, DATE, SIGN, AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING AND WISH TO WITHDRAW YOUR PROXY, YOU MAY VOTE IN PERSON, AND YOUR PROXY WILL BE WITHDRAWN.

                        MERIDIAN INDUSTRIAL TRUST, INC.

                                ----------------

                    NOTICE TO STOCKHOLDERS OF ANNUAL MEETING

                           TO BE HELD ON MAY 15, 1998

                            ------------------------

    PLEASE TAKE NOTICE that Meridian Industrial Trust, Inc., a Maryland corporation (the "Company"), will hold the 1998 annual meeting of its stockholders (the "Annual Meeting") on May 15, 1998, at 8:30 a.m., local time, at the Hyatt Regency Hotel, 5 Embarcadero Center, San Francisco, California, to consider and vote on the following matters:

    1. Election of seven directors of the Company to serve until the next annual meeting of the Company's stockholders and until their respective successors are duly elected and qualify;

    2. Ratification of the selection of Arthur Andersen LLP as the Company's independent auditors for the year ending December 31, 1998; and

    3. Such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

    These matters are fully discussed in the attached Proxy Statement. The Company's 1997 Annual Report accompanies this notice and the Proxy Statement.

    Only stockholders of record at the close of business on March 17, 1998, the record date for the Annual Meeting, will be entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof. The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting shall constitute a quorum. Whether or not you plan to attend, please complete, date, sign, and return the enclosed proxy card.

    You may revoke your proxy at any time before it is exercised at the Annual Meeting by filing with the Company a written revocation or a subsequently-dated proxy or by attending that meeting and voting in person. You may vote by proxy even if you are planning to attend.

    We look forward to seeing you at the Annual Meeting.

                                          BY ORDER OF THE DIRECTORS,

                                          Robert A. Dobbin,
                                          SECRETARY

San Francisco, California

April 17, 1998

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----

INFORMATION CONCERNING SOLICITATION AND VOTING.............................................................           1
  General..................................................................................................           1
  Voting Rights and Outstanding Shares.....................................................................           1
  Revocability of Proxies..................................................................................           2

GENERAL COMPANY INFORMATION................................................................................           2
  Management...............................................................................................           2
  Board Committees.........................................................................................           2
  Board and Committee Meetings.............................................................................           3
  Executive Officers.......................................................................................           3
  Compensation of Directors................................................................................           5
  Executive Compensation...................................................................................           6
  Performance Graph........................................................................................          10
  Stockholdings of Principal Stockholders, Directors, and Management.......................................          11

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS.......................................................          11
  Portfolio Purchase from Ameritech Pension Trust..........................................................          11
  Frankford Trade Center Transaction.......................................................................          12

PROPOSAL ONE--ELECTION OF DIRECTORS........................................................................          13
  General..................................................................................................          13
  Nominees.................................................................................................          13

PROPOSAL TWO--RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANT...................................          15

STOCKHOLDER PROPOSALS AND NOMINATIONS......................................................................          15

MISCELLANEOUS..............................................................................................          16

1997 ANNUAL REPORTS........................................................................................          16

OTHER BUSINESS.............................................................................................          16

                        MERIDIAN INDUSTRIAL TRUST, INC.

                                ----------------

                                PROXY STATEMENT

                             ---------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed proxy card (the "Proxy") is being solicited from the stockholders of Meridian Industrial Trust, Inc., a Maryland corporation (the "Company"), on behalf of the Company's board of directors (the "Board"). The Proxy will be used for the purposes set forth herein at the annual meeting of the Company's stockholders to be held at the Hyatt Regency Hotel, 5 Embarcadero Center, San Francisco, California, at 8:30 a.m., local time, on May 15, 1998, and at any postponement or adjournment thereof (the "Annual Meeting"). The Company's principal executive offices are located at 455 Market Street, 17th Floor, San Francisco, California 94105.

    The Company has mailed this Proxy Statement, the accompanying Notice to Stockholders of Annual Meeting, and the Proxy on or about April 17, 1998, to all stockholders entitled to notice of, and to vote at, the Annual Meeting.

VOTING RIGHTS AND OUTSTANDING SHARES

    Only stockholders of record at the close of business on March 17, 1998, (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. At the close of business on the Record Date, there were issued and outstanding and entitled to vote 30,186,468 shares of the Company's common stock, par value $.001 per share ("Common Stock"), and 2,272,727 shares of the Company's Series B Convertible Preferred Stock, par value $.001 per share ("Series B Preferred Stock"). (These shares of Series B Preferred and Common Stock are sometimes collectively referred to below as "Shares.")

    The presence at the Annual Meeting in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Each outstanding Share is entitled to one vote on each matter to be voted upon at the Annual Meeting.

    For each matter presented for approval, each stockholder is entitled to one vote for each Share held. If there are insufficient Shares present to constitute a quorum or insufficient affirmative votes to approve any matter presented for approval, the Annual Meeting may be postponed or adjourned one or more times to permit further solicitation of proxies. The Annual Meeting could be so postponed or adjourned without further notice to stockholders to a date that is not more than 120 days after the Record Date.

    Shares represented by properly executed and returned Proxies that have not been revoked will be voted at the Annual Meeting in accordance with the instructions on those Proxies. If a properly executed and returned Proxy contains no instructions, it will be voted: (i) for election to the Board of the nominees specified on the Proxy; (ii) for the ratification of the selection of Arthur Andersen LLP as the Company's independent auditors for the year ending December 31, 1998; and (iii) in the discretion of the proxy holders as to any other matter that may properly come before the Annual Meeting. The Company's directors do not know of any matter that will be presented for consideration at the Annual Meeting other than the proposals described in this Proxy Statement.

REVOCABILITY OF PROXIES

    Any stockholder giving a Proxy pursuant to this solicitation has the power to revoke that Proxy at any time before it is exercised either (i) by filing with the Company, at its principal executive offices, either a written notice of revocation or a duly executed Proxy bearing a later date, or (ii) by attending the Annual Meeting and voting in person.

                          GENERAL COMPANY INFORMATION

MANAGEMENT

    The Board, which currently consists of the seven individuals listed below, directs the management of the Company's business and affairs. All the current directors other than Mr. Anderson are Independent Directors (I.E., are not officers, full-time employees, or members of the immediate families of officers or full-time employees).

    The Company's current directors (the "Directors") and executive officers and their respective positions are as follows:

NAME                                                                               POSITION
----------------------------------------------------------  ------------------------------------------------------
DIRECTORS
Allen J. Anderson.........................................  Chairman of the Board, Chief Executive Officer, and
                                                              Director
C.E. Cornutt..............................................  Director
T. Patrick Duncan.........................................  Director
Peter O. Hanson...........................................  Director
John S. Moody.............................................  Director
Kenneth N. Stensby........................................  Director
Lee W. Wilson.............................................  Director

OFFICERS
Allen J. Anderson.........................................  Chief Executive Officer
Milton K. Reeder..........................................  President and Chief Financial Officer
Dennis D. Higgs...........................................  Executive Vice President and Chief Investment Officer
Gregory D. Skirving.......................................  Senior Vice President--National Marketing
Brian R. Barringer........................................  Vice President
Peter B. Harmon...........................................  Vice President--Regional Director
Timothy B. Keith..........................................  Vice President--Regional Director
Jaime Suarez..............................................  Vice President--Finance
Robert A. Dobbin..........................................  Secretary and General Counsel

BOARD COMMITTEES

    As is discussed below, the Board has four standing committees: an Audit Committee, a Board Affairs Committee, a Compensation Committee, and an Investment Committee.

    AUDIT COMMITTEE. The Audit Committee makes recommendations concerning the annual appointment of the Company's public accountants and reviews the arrangements for and the scope of the audit conducted by those accountants. This committee (i) reviews the Company's accounting functions and operations, (ii) considers the adequacy and effectiveness of the system of accounting controls, including any proposed corrective actions, (iii) reviews and monitors the Company's policies regarding business ethics and conflicts of interest, (iv) discusses with management and the independent accountants key accounting and reporting matters, and (v) reviews the Company's insurance program and makes recommendations to the Board concerning that program. The Audit Committee is composed entirely of Independent Directors. The Company's independent accountants have unrestricted access to the Audit Committee. The Audit Committee consists of Messrs. Hanson, Moody, and Wilson.

    BOARD AFFAIRS COMMITTEE. The Board Affairs Committee serves as a nominating committee for the full Board and reviews and makes recommendations to the Board regarding the composition of Board committees. This committee also makes recommendations to the full Board on organization and succession matters and is responsible for evaluating the effectiveness of the Board, its committees, and individual board members. This committee proposes to the full Board a slate of directors for election at the Company's annual stockholders meeting and identifies and proposes to the full Board candidates to fill any Board vacancies. This committee also assesses and makes recommendations to the Board with respect to corporate governance matters. The Board Affairs Committee consists of Messrs. Cornutt and Duncan.

    COMPENSATION COMMITTEE. The Compensation Committee reviews and makes recommendations to the Board regarding the Company's employee and management compensation and benefit policies, including salaries and incentive stock and retirement plans. This committee also (i) reviews and approves the amount and form of compensation and benefits for the Company's Chief Executive Officer and other executive officers and (ii) administers the Company's Amended and Restated Employee and Director Incentive Stock Plan (the "Stock Plan"). The Compensation Committee consists of Messrs. Duncan, Moody, and Stensby.

    INVESTMENT COMMITTEE. The Investment Committee is responsible for reviewing, evaluating, and making recommendations to the full Board with respect to (i) growth strategies, (ii) proposed transactions involving the Company's acquisition or disposition of any material asset or material groups of assets, a financing or refinancing of any such assets, an unsecured financing, or an issuance of equity or debt securities, (iii) the financial implications of matters involving financial policies, plans, and procedures, and (iv) the financial implications of other proposed Company actions. In addition, this committee has authority to approve any capital transaction involving up to $25 million that is consistent with the Company's business plan and any other criteria established by the Board. The Investment Committee consists of Messrs. Anderson, Hanson, and Stensby.

BOARD AND COMMITTEE MEETINGS

    During 1997, the Board held eleven meetings, the Board Affairs Committee held three meetings, the Audit Committee held two meetings, the Investment Committee held thirteen meetings, and the Compensation Committee held five meetings. Each Director except Messrs. Duncan, Moody, and Stensby attended at least 75% of the aggregate of (i) the 1997 Board meetings held during the period he was a Director and (ii) the 1997 meetings held by Board committees on which he served during his period of service.

EXECUTIVE OFFICERS

    The business experience of each of the Company's executive officers is set forth below.

    ALLEN J. ANDERSON, age 45, has served as the Chairman of the Board and Chief Executive Officer of the Company since its formation in May 1995. From February 1994 until July 1995, Mr. Anderson served as Executive Vice President of Hunt Realty Corporation, a private real estate investment corporation. Before joining Hunt Realty Corporation, Mr. Anderson was a partner and National Director of Institutional Investment Services for Arthur Andersen Real Estate Services Group from August 1992 until February 1994. In 1987, Mr. Anderson founded and served as President of Anderson Capital Advisors, a firm which represented investors in real estate transactions of all types. Prior to founding Anderson Capital Advisors, Mr. Anderson was President and Chief Executive Officer of Mercantile Realty Services, a subsidiary of a Texas bank holding company that was responsible for real estate held by the bank in a fiduciary capacity. Mr. Anderson graduated from the University of Wisconsin in 1973 with a B.A. degree in Real Estate Finance.

    MILTON K. REEDER, age 41, has served as the President of the Company since its formation in May 1995 and was appointed Chief Financial Officer in March 1996. From early 1991 to February 23, 1996, Mr. Reeder served as President and Chief Executive Officer of each of Meridian Point Realty Trust IV Co. ("Trust IV"), Meridian Point Realty Trust VI Co. ("Trust VI"), and Meridian Point Realty Trust VII Co. ("Trust VII") (collectively, the "Merged REITs") and Meridian Point Realty Trust '83 ("Trust '83" and, collectively with the Merged REITs, the "Predecessor REITs"). Since early 1991, Mr. Reeder has served as President and Chief Executive Officer of Sierra Capital Realty Trust '84 Co. ("Trust 84"). From early 1991 through December 7, 1995, Mr. Reeder served as President and Chief Executive Officer of Meridian Point Realty Trust VIII Co. ("Trust VIII") (together with Trust '84 and the Predecessor REITs, the "Six REITs"). He has also served as the Chief Financial Officer and Treasurer of the Six REITs from 1984 to 1991, Acting Chief Financial Officer of the Six REITs from July 1994 to January 1995, and Executive Vice President of the Six REITs from 1989 until 1991. From 1991 to 1993, Mr. Reeder was a director of Meridian Point Properties, Inc. ("MPP"), an employee leasing company that allowed the Six REITs to share employee costs. From 1981 to 1991, he held various offices with Sierra Capital Companies and its affiliates, the former managers of the Six REITs. Mr. Reeder was with the accounting firm of Deloitte Haskins & Sells (now Deloitte & Touche) as a tax specialist from 1979 to 1981. He is a certified public accountant. Mr. Reeder is a member of the Financial Executives Institute, the Urban Land Institute and the National Association of Real Estate Investment Trusts. He graduated from the School of Business Administration at the University of Michigan in 1979 with a Bachelor of Business Administration degree.

    DENNIS D. HIGGS, age 42, served as Senior Vice President of the Company from its formation in May 1995 until February 1997 and as Executive Vice President from February 1997 to date. Mr. Higgs's responsibilities include the management of all real estate activities of the Company, including acquisitions, dispositions, leasing, and asset and property management. From 1991 to February 1996 Mr. Higgs served as an Executive Vice President of the Six REITs, and from 1986 to 1991 he held various offices with Sierra Capital Companies and its affiliates, the former managers of the Six REITs. From 1983 to 1986, Mr. Higgs was a developer in Los Angeles, California, with Ratkovich, Bowers & Perez, a firm specializing in commercial, mixed-use development projects. He has been active in real estate asset management, acquisition, development, and disposition for the past eighteen years. Mr. Higgs is a member of the Urban Land Institute and the National Association of Industrial and Office Parks and is a licensed real estate broker. He graduated from the University of Oregon in 1978 with a B.A. degree in Business Administration.

    GREGORY D. SKIRVING, age 51, has served as Senior Vice President of the Company since February 1997. His responsibilities include the development and implementation of a marketing plan designed to attract large corporate clients for the Company. From 1990 through February 1997, Mr. Skirving was a Managing Director of the Trammel Crow Company; in that position he was responsible for sourcing and managing comprehensive real estate service agreements with major U.S. corporations. From 1982 through 1990 Mr. Skirving was Partner and Chief Operating Officer of Reynolds Properties, Inc., a development, leasing, and property management company based in Denver, Colorado. Before 1982, he was engaged in real estate brokerage with Iliff Thorn & Co. in Phoenix, Arizona, and with LaSalle Partners in Denver, Colorado. Mr. Skirving graduated from Arizona State University in 1973 with a B.S. degree in Economics.

    BRIAN R. BARRINGER, age 31, has served as Vice President of the Company since February 1998. In that position, Mr. Barringer is responsible for all the Company's asset management, acquisition, development, and disposition activities in the Boston/Northeast region. From 1994 to February 1998, Mr. Barringer was Regional Acquisitions Manager for Cabot Partners in Boston, Massachusetts, and in February 1998 he was appointed Vice President- Acquisitions of Cabot Industrial Trust. Prior to that time Mr. Barringer was Leasing Agent for Trammel Crow Company in McLean, Virginia, and Cleveland, Ohio, and Leasing Agent for Combined Properties, a shopping center owner and developer in Washington, D.C. Mr. Barringer graduated from Harvard Business School with an M.B.A. in 1994 and from Harvard University with a B.A. in 1988.

    PETER B. HARMON, age 37, has served as Vice President of the Company since February 1996. In that position, Mr. Harmon is responsible for all the Company's asset management, acquisition, development, and disposition activities in the Chicago/Midwest region. He has been active in commercial real estate for over thirteen years, approximately three years with Kemper Real Estate Management Company (July 1992 through January 1996) and ten years with Jaymont Properties (June 1982 through June 1992). Mr. Harmon attended the University of North Dakota, is a CPM candidate, and is a member of National Association of Industrial and Office Parks.

    TIMOTHY B. KEITH, age 32, has been employed by the Company since February 1996 and has served as Vice President--Regional Director since September 1997. In that position, Mr. Keith is responsible for all the Company's asset management, acquisition, development, and disposition activities in the Texas/ Southeast region. Between April 1996 and September 1997, Mr. Keith served as Vice President, Portfolio Manger and was responsible for acquisitions and development in that same region. From July 1994 through February 1996, Mr. Keith served as Investment Manager of Hunt Realty Corporation, a private real estate investment corporation. From 1989 to 1994, Mr. Keith was a Real Estate Consultant with the Arthur Andersen Real Estate Services Group and the Arthur Andersen Real Estate Valuation Services Group in Dallas and New York City. From 1988 to 1989, Mr. Keith served a Director of Marketing Research for Iliff, Thorn, & Co., a regional real estate brokerage company headquartered in Phoenix, Arizona. From 1987 to 1988, Mr. Keith was an associate with Estes Development Co., Commercial Division, a shopping center developer based in Phoenix. Mr. Keith graduated from Westmont College in 1987 with a B.A. degree in Economics and Business.

    JAIME SUAREZ, age 40, has served as Vice President--Finance of the Company since February 1997 and as Controller and Treasurer of the Company since its formation in May 1995. From August 1993 until February 23, 1996, he served as Finance Manager of MPP. From 1992 through July 1993, Mr. Suarez was a consultant to MPP, Pacific Gas, and Electric and Pacific Telesis Group, and from 1984 to 1991, he was Controller of PacTel Properties, a subsidiary of Pacific Telesis Group. He served as a Financial Analyst with Crocker National Bank from 1982 to 1983 and was with the public accounting firm of Ernst & Whinney (now Ernst & Young) as an advanced staff accountant from 1980 to 1981. He is a certified public accountant. Mr. Suarez graduated from the University of San Francisco with a B.S. degree in 1979 and with a Masters in Business Administration in 1991.

    ROBERT A. DOBBIN, age 51, has served as General Counsel and Secretary of the Company since May 1995. He served as Secretary of the Six REITs from 1984 until February 1996 and as Vice President of the Six REITs and Vice President and Secretary of MPP from 1991 until February 1996. From 1984 to 1991, he held various positions with Sierra Capital Companies and its affiliates, the former managers of the Six REITs. Mr. Dobbin is an attorney and before 1984 was engaged in the practice of law in both the private and public sectors. He served as an officer in the U.S. Marine Corps from 1968 to 1972, graduated from Dartmouth College with a B.A. degree in 1967, from Willamette University with a J.D. degree in 1975, and from Georgetown University with a L.L.M. degree in taxation in 1978.

COMPENSATION OF DIRECTORS

    Each Independent Director receives an annual retainer of $18,000, a $1,000 fee for each Board meeting attended, a $500 fee for each committee meeting attended ($1,000 if the committee meeting is not held in conjunction with a Board meeting), $1,000 for each day spent in engaging in site visits or attending to other Company business at the request of management, and reimbursement of expenses incurred in attending those meetings and engaging in those activities. Independent Directors are entitled to elect to receive all or any portion of their annual retainer in shares of Common Stock. In the alternative, they may choose to receive their annual retainer exclusively in cash. Mr. Anderson, who is both a director and an officer of the Company, receives no director fees. Each Independent Director has received an initial one-time grant of a non-statutory option to purchase 5,000 shares of Common Stock and each quarter receives a grant of a non-statutory option to purchase an additional 1,667 shares.

EXECUTIVE COMPENSATION

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    EXECUTIVE COMPENSATION PHILOSOPHY

    The Company's primary objectives in determining executive officer compensation are (i) to enable the Company to attract and retain quality executives by providing compensation packages that are competitive with opportunities available to Company executives in the marketplace and (ii) to align those executives' incentives with stockholder interests. In establishing its executive compensation program, the Board retained independent compensation consultants familiar with the real estate investment trust ("REIT") industry. Among other things, those consultants advised the Board as to (i) compensation structures that would assist the Board in achieving its goals, (ii) ranges of executive officer base salaries and total annual cash compensation in place at comparable REITs, and (iii) comparisons between stock option arrangements being considered for the Company and stock option arrangements in place elsewhere in the REIT industry.

    To achieve its goals, the Board has designed the Company's executive compensation program to include the following:

        (a) Base salaries in the mid-range of base salaries for similar positions at comparable REITs,

        (b) Annual cash incentive opportunities that (i) together with base salaries, will produce levels of total annual cash compensation that are at the median of industry ranges of total annual cash compensation if target performance levels are met, (ii) in conjunction with long-term incentives, will produce total compensation at the upper quartile of industry ranges for total compensation if maximum performance levels are met, and (iii) will compensate executives for achieving goals that have been designed to enhance long-term stockholder value, and

        (c) Long-term incentives that relate directly to the enhancement of stockholder value.

    BASE SALARIES

    With input from its independent consultants, the Board established a base salary structure that takes into account competitive practices of (i) other industrial REITs and (ii) REITs with market capitalizations similar to that of the Company. This salary structure includes ranges of base salaries for Company executive officer positions. Base salaries for Company executive officers have generally been set at or below the midpoint of those ranges.

    ANNUAL INCENTIVES

    The Company's annual cash incentive awards program contains three elements. The first of these elements consists of awards based on the Company's corporate performance. This portion of the program relies on two benchmarks: (i) the level of the Company's Funds from Operations in comparison to levels targeted by the Board, and (ii) the Company's total return to stockholders in comparison to total returns for equity REITs that comprise the Wilshire REIT Index. The second of these elements consists of awards based on the level and quality of the Company's real estate acquisitions. The third consists of awards based on the Board's discretionary assessment of the performance of the individual executive officers. The weighting given to these three elements varies among the officers depending on their responsibilities.

    LONG-TERM INCENTIVES

    The Company's long-term incentive program has been designed to provide executive officers with long-term incentives that are aligned with the benefits to be derived by stockholders from long-term increases in share value. This program is administered through the issuance of options under the Stock Plan.

    The Company's Compensation Committee administers the Stock Plan. The exercise price for each option granted under the Stock Plan may not be less than the fair market value of the Company shares covered by that option on the date of the option grant. Option terms cannot exceed ten years, and options vest pursuant to standards established by the Compensation Committee. The Stock Plan permits the issuance of both incentive stock options and non-statutory options. Please see "--Option Grants in Last Fiscal Year."

    COMPENSATION OF CHIEF EXECUTIVE OFFICER

    Mr. Anderson's 1997 compensation package consisted of salary of $250,000, a cash bonus of $250,000, a housing allowance of $60,000, 70,000 options issued under the Stock Plan, and a $2,000 matching contribution to his account under the Company's 401(k) plan.

    The Board established Mr. Anderson's 1997 annual salary at $250,000, a level that consistent with the principles discussed above, is in the mid-range of salaries for comparable positions in the REIT industry as determined by the Company's independent compensation consultant. The amount of the housing allowance was determined by reference to the differential in housing prices between San Francisco and Dallas and was designed to allow Mr. Anderson to relocate from Dallas to San Francisco on a cost-neutral basis. Please see "--Summary Compensation Table." The amount of Mr. Anderson's stock option awards was based on the consultant's recommendations. 35% of Mr. Anderson's 1997 bonus potential was based on the level of the Company's 1997 Funds from Operations, an additional 35% was based on the Company's 1997 total return to stockholders, and the award of the remaining 30% was at the discretion of the Compensation Committee. The committee awarded Mr. Anderson 100% of his potential 1997 bonus because (i) the Company's 1997 Funds from Operations represented a 16.67% increase over the Company's 1996 Funds from Operations, (ii) the Company's 1997 total return to stockholders qualified under the bonus benchmark of placement in the 80th percentile of the equity REITs comprising the Wilshire REIT Index, and
(iii) the committee concluded that the Company's 1997 growth and total return to stockholders warranted an award of the full amount of the discretionary portion of his potential bonus.

                             COMPENSATION COMMITTEE

                                 John S. Moody

                               T. Patrick Duncan

                               Kenneth N. Stensby

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    From January 1, 1997, to May 16, 1997, the Compensation Committee was composed of Messrs. Moody and Stensby and James M. Pollak. From May 16, 1997, to August 8, 1997, that committee was composed of Messrs. Moody and Stensby, and from August 8, 1997, through December 31, 1997, it was composed of Messrs. Duncan, Moody, and Stensby. No member of that committee is or was an officer of the Company or any of its subsidiaries.

SUMMARY COMPENSATION TABLE

    The following table sets forth the compensation earned by the Company's chief executive officer and its four other most highly compensated executive officers (collectively, the "Named Executive Officers") during 1996 and 1997.

                                                                                       LONG-TERM
                                                                                     COMPENSATION
                                                 ANNUAL COMPENSATION                 -------------
                                   ------------------------------------------------   SECURITIES           ALL
                                                                      OTHER ANNUAL    UNDERLYING          OTHER
                                                SALARY      BONUS     COMPENSATION      OPTIONS     COMPENSATION ($)
NAME AND PRINCIPAL POSITION          YEAR        ($)         ($)           ($)            (#)              (1)
---------------------------------  ---------  ----------  ----------  -------------  -------------  -----------------
Allen J. Anderson ...............  1996       $  214,482  $  162,500    $  86,167(3)     380,000        $     500
  Chief Executive Officer(2)       1997       $  250,000  $  250,000    $  60,000(4)      70,000        $   2,000

Milton K. Reeder ................  1996       $  161,738  $   61,750    $   2,400(5)     168,000           --
  President and Chief Financial    1997       $  190,000  $  142,500       --             45,000        $   2,000
  Officer

Dennis D. Higgs .................  1996       $  114,919  $  169,625    $   5,400(5)     144,000           --
  Executive Vice President         1997       $  172,500  $  180,000       --             45,000        $   2,000

Gregory D. Skirving .............  1996           --          --           --             --               --
  Senior Vice President            1997       $  124,583      65,000       --             25,284        $   1,300

Timothy B. Keith ................  1996       $   77,356  $   46,600    $   1,800(5)      50,000           --
  Vice President--Regional         1997       $   96,667  $   90,000       --             10,000        $   2,000
  Director

------------------------

(1) Represents the Company's annual matching contribution to each employee's account under the Company's 401(k) plan. The Company made matching contributions (up to a maximum of $500 and $2,000 in 1996 and 1997, respectively) on behalf or all employees who participated in that plan during 1996 and 1997.

(2) Effective June 1, 1995, the Company and Hunt Realty Corporation ("HRC") entered into a consulting agreement under which the Company agreed to reimburse HRC for the services of Mr. Anderson and two other employees through the effective date of the Merger. $24,839 of the amount paid by the Company under this agreement was attributable to services rendered by Mr. Anderson in 1996, and $7,524 of that amount was attributable to services rendered by Mr. Keith in 1996.

(3) $12,000 of this amount represents the excess of (i) the value of the shares purchased by Mr. Anderson on the exercise of his portion of options issued to Company executives before the Company's February 1996 merger with the Merged REITs ("Pre-Merger Options") over (ii) the amount that he paid for those shares. $41,667 represents a moving allowance. The balance of this amount, $32,500, represents the amount of the housing allowance paid to Mr. Anderson in the last fiscal year to compensate him for increased housing costs associated with his move to the San Francisco area; the Company has agreed to maintain this allowance for so long as the Company's principal executive offices are located in that area.

(4) This amount represents Mr. Anderson's housing allowance (please see footnote #3 above).

(5) These amounts represent the excess of (i) the value of the shares purchased by each of these individuals on the exercise of his Pre-Merger Options over
    (ii) the amount that he paid for those shares.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth information for the Named Executive Officers relating to stock options granted during 1997.

                                     INDIVIDUAL GRANTS (1)                                         POTENTIAL REALIZABLE
-----------------------------------------------------------------------------------------------  VALUE AT ASSUMED ANNUAL
                                          NUMBER OF      PERCENT OF                                RATES OF STOCK PRICE
                                         SECURITIES     TOTAL OPTIONS                            APPRECIATION FOR OPTION
                                         UNDERLYING      GRANTED TO      EXERCISE                          TERM
                                           OPTIONS      EMPLOYEES IN       PRICE     EXPIRATION  ------------------------
NAME                                     GRANTED (#)     FISCAL YEAR      ($/SH)        DATE       5% ($)      10% ($)
--------------------------------------  -------------  ---------------  -----------  ----------  ----------  ------------
Allen J. Anderson.....................       70,000            25.4%     $   22.00    2/28/07    $  968,498  $  2,454,363
Milton K. Reeder......................       45,000            16.3%     $   22.00    2/28/07    $  622,606  $  1,577,805
Dennis D. Higgs.......................       45,000            16.3%     $   22.00    2/28/07    $  622,606  $  1,577,805
Gregory D. Skirving...................       25,284             9.2%     $   22.00    2/28/07    $  349,821  $    886,516
Timothy B. Keith......................       10,000             3.6%     $   22.00    2/28/07    $  138,357  $    350,623

------------------------

(1) In February 1997, the Company granted options under the Stock Plan ("Stock Plan Options") to the Named Executive Officers as indicated in this table. Stock Plan Options consist of both incentive stock options and non-statutory stock options. The exercise price of these options is $22.00 per share. All the options will have a ten-year term unless they terminate earlier in accordance with the provisions of the Stock Plan. The options vest in increments over a five-year period beginning with the grant date. These options will become fully vested in the event of (i) the death or disability of the executive, (ii) a termination of employment that is either (a) initiated by the Company without "cause" or (b) initiated by the executive for "good reason," or (iii) upon a "change of control" of the Company (in each case as defined in the stock option agreement).

AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
  VALUES

    The following table sets forth information for the Named Executive Officers relating to (i) their exercise of stock options in 1997 and (ii) the valuation of unexercised stock options held by them.

                                                               NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                              UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS
                                      SHARES                OPTIONS AT FISCAL YEAR-END      AT FISCAL YEAR-END
                                    ACQUIRED ON    VALUE               (#)                         (#)
                                     EXERCISE    REALIZED   --------------------------  --------------------------
NAME                                    (#)         ($)     EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
----------------------------------  -----------  ---------  -----------  -------------  -----------  -------------
Allen Anderson....................                              85,000        265,000    $ 801,667    $ 2,348,333
Milton K. Reeder..................                              44,167        148,833    $ 406,667    $ 1,286,333
Dennis D. Higgs...................                              35,000        109,000    $ 311,563    $   873,063
Gregory D. Skirving...............                              --             25,284       --        $    88,494
Timothy B. Keith..................                              10,467         34,533    $  97,133    $   300,992

SEVERANCE AGREEMENTS

    The Company has entered into a severance agreement with each Named Executive Officer. These agreements (the "Severance Agreements") provide that each such officer will be entitled to the severance benefits described below following a "change of control" of the Company (as defined in the Severance Agreements) (i) if the Company terminates that officer's employment for any reason within 18 months following the change of control, or (ii) if that officer terminates his or her employment for any reason within six months following the change of control. Under their respective Severance Agreements, each of Messrs. Anderson, Reeder, and Higgs will be entitled to a cash payment in an amount equal to two times his then current annual base salary plus an amount equal to his incentive bonus earned during the preceding year ("Base Pay"). The Severance Agreements for Messrs. Keith and Skirving provide for a cash severance benefit in an amount equal to one year's Base Pay. Each Severance Agreement also provides that the Company will pay the COBRA premiums for each officer and for any of his covered eligible dependents to continue their participation in the Company's health plans until the earlier of (i) 12 months from the date of the officer's termination or (ii) the date the officer becomes ineligible for COBRA continuation coverage prior to the expiration of such 12-month period. In addition, each Severance Agreement provides that if any portion of the benefits paid under the agreement (together with any other benefits paid to the officer) constitutes an excess parachute payment pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended, and is subject to any excise taxes a result, then the Company shall, in addition to providing such compensation, pay the officer an additional amount in order to compensate the officer for any amounts due as an excise tax.

PERFORMANCE GRAPH

    On February 23, 1996, trading in shares of Common Stock began on the New York Stock Exchange. The following graph and table compare the cumulative total stockholder returns on the Common Stock for the period from February 28, 1996, through December 31, 1997, with the cumulative total returns for the same period under the Standard & Poor's 500 Stock Index and the NAREIT Equity REIT Total Return Index maintained by the National Association of Real Estate Investment Trusts, Inc. Total return values for the Common Stock and for those two indexes represent cumulative total returns assuming (i) the investment of $100 in Common Stock and in the securities covered by those indexes on February 28, 1996 and
(ii) the reinvestment of dividends. Company dividends paid in January 1998 for the fourth quarter of 1997 are not included in the calculations. The stockholder returns on the Common Stock shown in the following graph and table are not necessarily indicative of future performance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                        FEB-96     MAR-96     JUN-96     SEP-96     DEC-96     MAR-97     JUN-97     SEP-97     DEC-97
MDN                      $100.00    $110.74    $122.39    $118.44    $144.49    $161.32    $166.06    $183.33    $186.66
S&P 500                  $100.00    $100.96    $105.49    $108.75    $117.82    $120.98    $142.10    $152.75    $157.14
NAREIT Equity REIT       $100.00     $99.45    $103.88    $110.68    $131.54    $132.45    $139.04    $155.47    $158.19

STOCKHOLDINGS OF PRINCIPAL STOCKHOLDERS, DIRECTORS, AND MANAGEMENT

    The following table sets forth information as of April 1, 1998, regarding the beneficial ownership of shares of Common Stock by (i) each person that owns more than 5% of such shares, (ii) each Director, (iii) each Named Executive Officer, and (iv) all Directors and executive officers as a group. This table is based on assumptions that are set forth in its footnotes.

                                                                NUMBER OF SHARES
                                                                  BENEFICIALLY        PERCENT
NAME(1)                                                             OWNED(2)        OF CLASS(2)
------------------------------------------------------------  --------------------  -----------
The Prudential Insurance Company of America(3)..............         9,012,332           29.87%
Ameritech Pension Trust(4)..................................         8,888,598           27.96%
Cohen & Steers Capital Management, Inc.(5)..................         1,794,800            5.95%
Allen J. Anderson...........................................           224,700              (6)
C.E. Cornutt................................................            27,036              (6)
T. Patrick Duncan...........................................            16,936              (6)
Peter O. Hanson.............................................            23,212              (6)
Dennis D. Higgs.............................................           100,505              (6)
Timothy B. Keith............................................            31,055              (6)
John S. Moody...............................................            21,936              (6)
Milton K. Reeder............................................            88,161              (6)
Gregory D. Skirving.........................................             7,071              (6)
Kenneth N. Stensby..........................................            20,021              (6)
Lee W. Wilson...............................................            18,482              (6)
All the directors and executive officers as a group (15
  persons)..................................................           626,828            2.05%

------------------------

(1) Unless otherwise indicated in these footnotes, the persons and entities listed in this table have sole voting and investment power over shares attributable to them, subject to community property laws where applicable.

(2) Assumes that the person, entity, or group in question has purchased or otherwise acquired all the shares of Common Stock that he, she, or it is entitled to purchase by May 31, 1998 and that no other person or entity purchases or otherwise acquires any shares. For example, the entries for Ameritech Pension Trust assume that Ameritech converts all its shares of Series B Preferred Stock into shares of Common Stock on a one-share-for-one-share basis (the current conversion rate).

(3) The address of The Prudential Insurance Company of America is Prudential Plaza, 751 Broad Street, Newark New Jersey 07102-3777

(4) The address of Ameritech Pension Trust is 225 West Randolph Street, HQ13A, Chicago, Illinois 60606.

(5) The address of Cohen & Steers Capital Management, Inc. is 757 Third Avenue, New York, New York 10017-2013.

(6) Less than 1%

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

PORTFOLIO PURCHASE FROM AMERITECH PENSION TRUST

    In May 1997 the Company contracted to purchase from State Street Bank and Trust Company, as Trustee for Ameritech Pension Trust ("Ameritech"), (i) a portfolio of twenty-two industrial buildings containing approximately 3,482,000 square feet of rentable space located in California, Illinois, Texas, Arizona, and Missouri and (ii) the lender's interest in a participating mortgage loan secured by seven-building industrial project in California. The aggregate contract purchase price for these assets was $144.6 million.

    On September 30, 1997 the Company completed the first phase of this acquisition by acquiring (i) eleven of the buildings containing approximately 1,522,000 square feet of rentable space and (ii) the lender's interest in the participating loan. The aggregate contract purchase price for the eleven buildings was $61.3 million, and the contract purchase price for the loan was $21.5 million. The total consideration of $82.8 million was paid in the form of 4,160,745 shares of Common Stock.

    On October 22, 1997, the Company completed its acquisition of the remaining eleven buildings containing approximately 1,960,000 square feet of rentable space. The aggregate contract purchase price for these assets was $61.8 million. This contract price was paid in the form of 3,104,477 shares of Common Stock.

    In determining the amount of consideration to be paid for these assets, the Company's management and the Investment Committee considered such factors as the historical and expected cash flow of the properties, the nature of the tenancies and terms of the leases in place, occupancy rates, opportunities for alternative and new tenancies, current operating costs, physical condition and location of the buildings, building design, the anticipated impact of the acquisition on the Company's financial results, and capitalization rates at which it believes other comparable properties had recently sold. The Company's analysis focused primarily on the properties' expected future cash flow, their location (both in terms of market or sub-market and the specific location within a market or sub-market), and building design (features such as clear height, truck turning radii, and cross-docking capabilities).

    The issuance of Common Stock to Ameritech in connection with this transaction was approved by the Company's stockholders at a special meeting held on September 24, 1997.

FRANKFORD TRADE CENTER TRANSACTION

    On September 18, 1997, the Company invested in Meridian-Argent VI, Ltd., a Texas limited partnership formed for the development of up to three industrial buildings totaling approximately 1.6 million square feet in the Frankford Trade Center in Carrolton, Texas (the "Partnership"). Wholly-owned subsidiaries of the Company hold a 1% general partnership interest and a 49% limited partnership interest, and Argent Frankford L.P., a Texas limited partnership ("Argent"), holds a 50% limited partnership interest. C.E. Cornutt, a director of the Company, and Hunt Realty Corporation, which beneficially owned more than 5% of the Company's outstanding voting stock at the time of the transaction, each hold a 50% beneficial interest in Argent subject to a preferred return of and on capital to the interest in which Hunt Realty Corporation holds its beneficial interest.

    Argent contributed to the Partnership 32.6 acres of land valued at $2,657,000, and the Company's subsidiaries together contributed $2,657,000 in cash to the Partnership. Wholly owned subsidiaries of the Company are obligated to provide a construction loan to the Partnership in the amount of $12.5 million; Argent will provide development and construction management services to the Partnership in return for a development fee equal to 4% of specified construction costs.

    Under differing sets of specified circumstances, one of the Company subsidiaries would have either the option or the obligation to purchase Argent's interest in the Partnership; the price for any such purchase would vary depending on the circumstances but would be determined under a specified formula applicable to the circumstances in question.

    Argent has granted the Partnership a purchase option and a right of first refusal with respect to two tracts of land adjacent to the land currently held by the Partnership. These rights are scheduled to expire on September 30, 1998; however, if either the option or the first refusal right were to be exercised with respect to one of those two tracts, these rights would stay in effect for the remaining tract until September 30, 1999. Under certain circumstances, the Partnership could have (i) the right to develop one of both the adjacent tracts independently of Argent or (ii) the obligation to develop one or both those tracts in partnership with Argent under terms similar to the terms of the Partnership's partnership agreement.

    As of March 31, 1998, construction of the first building was approximately 55% complete, and the Company had advanced $3,689,742 of the construction loan for that building.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

GENERAL

    The Directors are elected annually and serve until the next annual meeting of stockholders and until their successors are elected and qualified. The Company's Bylaws provide that the number of Directors may, subject to the rights of the holders of the Series B Preferred Stock, be increased or decreased by a vote of a majority of the entire Board, so long as that number is not less than three (which is the minimum number under the Maryland General Corporation Law) nor more than fifteen. The number of positions on the Board has been fixed at seven. The Board may in the future attempt to locate additional qualified candidates for the Board. If it locates such a person or persons, pursuant to the Company's Bylaws and subject to the rights of the holders of the Series B Preferred Stock, it could by a majority vote of the entire Board increase the number of Board positions by up to two positions and elect a new director or directors to fill the resulting vacancy or vacancies. Any director so elected would hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified.

    The Company's Charter provides that a majority of the Directors shall be Independent Directors. The Board has nominated the seven individuals named below to serve as members of the Board. All those nominees except Mr. Anderson would qualify as Independent Directors.

    The Company's Bylaws provide a procedure for stockholder nomination of persons for election to the Board of Directors. Please see "Stockholder Proposals and Nominations".

    The nominees listed below currently are Directors whose present terms expire at the Annual Meeting. Each nominee has agreed to serve if elected, and management has no reason to believe that any nominee will be unavailable to serve. Unless otherwise instructed, the proxy holders will vote Proxies received by them in favor of the election of the nominees named below. However, if any nominee becomes unavailable for election for any reason, the Shares represented by those Proxies will be voted for any substitute nominee designated by the Board. Assuming that a quorum is present, a plurality of all the votes cast at the Annual Meeting will be sufficient to elect a nominee as a Director. For purposes of the election of Directors, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will be counted in determining the presence of a quorum.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH NOMINEE LISTED BELOW, AND, IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY, PROXIES SOLICITED IN CONNECTION WITH THIS PROXY STATEMENT WILL BE SO VOTED.

NOMINEES

    The following table indicates each nominee's age, current position, and business experience during the past five years or more:

    ALLEN J. ANDERSON. Biographical information for Mr. Anderson is set forth above in "General Company Information: Executive Officers."

    C.E. "DOC" CORNUTT, age 48, has been President of Argent Property Company, a real estate development company, since February 1997. From 1993 to February 1997, Mr. Cornutt served as President of Hunt Realty Corporation and its parent company, Hunt Capital Corporation, and Chairman of a subsidiary of that corporation, Hunt Refining Company, an independent refining company. From 1983 to 1993, Mr. Cornutt served as the Chief Financial Officer of Hunt Oil Company, an independent oil company based in Dallas, Texas with worldwide operations. From 1973 to 1983, Mr. Cornutt served as Executive Vice President of Woodbine Development Corporation, a private real estate company active in all phases of land development and construction and management of hotels, office buildings, and industrial properties. Mr. Cornutt graduated from Abilene Christian University in 1971 with a B.S. degree in Business Administration.

    T. PATRICK DUNCAN, age 49, joined USAA Real Estate Company ("USAA") in November 1986 as Controller and, since July 1992, has served as Senior Vice President of its real estate operations. Mr. Duncan's responsibilities include the direction of all acquisitions, sales, management, and leasing of real estate for USAA and certain affiliated companies. In addition, he is responsible for USAA's real estate investment fund raising and advisory services. Before joining USAA, Mr. Duncan was an audit manager for the CPA firm of Deloitte & Touche and Controller of the Trammell Crow Company in Dallas, Texas. Mr. Duncan is a certified public accountant and holds a Texas real estate brokers license. He is a member of the Texas and Arizona State Boards of Accounting, the Texas and Arizona State Societies of Certified Public Accountants, the International Council of Shopping Centers, the Urban Land Institute, The National Association of Real Estate Investment Trusts, and the Pension Real Estate Association. Mr. Duncan serves as director of USAA Investment Income I and II, USAA Real Estate Partnership III and IV, and USAA Equities Advisor Inc. Mr. Duncan is also Vice Chairman of the Board of the Daughters of Charity, a community organization that provides health care to the poor. He is also a board member of the San Antonio Northside Chamber of Commerce. Mr. Duncan graduated from the University of Arizona in 1972 with a B.S. degree in Accounting and Finance.

    PETER O. HANSON, age 64, has been the President of James E. Hanson, Inc., an industrial real estate development, property management, and realty brokerage firm, since 1966. Since 1984 he has served as President of Property Investors Associates, Inc., a subsidiary of James E. Hanson, Inc. that is the general partner of five public real estate partnerships. He has been a director of seven privately-held corporations and general partner of eleven privately held real estate partnerships. He currently serves as a director of New American Network. Mr. Hanson is a member of the Society of Industrial and Office Realtors and served as its National President in 1985. He is also a member of the New York Metropolitan Real Estate Brokers Association and in 1970 was its President. Mr. Hanson holds a B.A. from Colgate University. Until February 1996, he served as a director of Trusts VI and VII and of MPP, and was Chairman of Trust VI. He currently serves as a trustee of Trust 83.

    JOHN S. MOODY, age 48, is a director and the Chairman and Chief Executive Officer of Cornerstone Properties, Inc., a publicly held REIT that became self-advised in June 1995. From April 1991 to June 1995, Mr. Moody was President and Chief Executive Officer of Deutsche Bank Realty Advisors, where he was responsible for a $2 billion real estate portfolio. Deutsche Bank Realty Advisors was a wholly-owned subsidiary of Deutsche Bank AG and acted as the real estate advisor to all Deutsche Bank-sponsored real estate in North America. Before joining Deutsche Bank, Mr. Moody was President and Chief Executive Officer of Paine Webber Properties, a real estate syndication, advisory and asset management company for a $3 billion portfolio of apartments, office buildings, and shopping centers. Mr. Moody is an experienced real estate developer and previously practiced law, specializing in real estate matters. He is a graduate of Stanford University and received his J.D. from the University of Texas School of Law. His professional affiliations include the Association of Foreign Investors in U.S. Real Estate and the Urban Land Institute.

    KENNETH N. STENSBY, age 58, was President and Chief Executive Officer of United Properties, a large Minneapolis-based diversified real estate company, from 1974 until his retirement in January 1995. Before joining United Properties, Mr. Stensby was a Vice President at Northland Mortgage Company, where he represented institutional investors as a mortgage banker from 1967 to 1971. He also served as a mortgage analyst for Connecticut General Life Insurance Company from 1961 to 1967. Mr. Stensby is past President of the National Association of Industrial and Office Parks and was a director of First Asset Realty Advisors, a pension advisory subsidiary of First Bank of Minneapolis. Mr. Stensby graduated from Carleton College with a B.A. in economics in 1961.

    LEE W. WILSON, age 58, has been the President and owner of L.W. Wilson & Co., Inc., a member firm on the Pacific Stock Exchange, since 1975 and a specialist on the Pacific Stock Exchange from 1967 to 1997. In 1977, he served as the Chairman of the Board of Governors of the Pacific Stock Exchange and in 1976 was Chairman of the Board of Directors of Pacific Securities Depository Trust Company. Until February 1996, Mr. Wilson served as a director of Trusts 84, IV, VI and VII and MPP and was Chairman of Trusts 84 and VII.

                                  PROPOSAL TWO
           RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANT

    The firm of Arthur Andersen LLP has provided independent public accounting services to the Company since its inception in 1995. The Board has recommended to the stockholders that they ratify the selection of Arthur Andersen LLP to examine the Company's financial statements for the year ending December 31, 1998. If the stockholders do not ratify the selection of Arthur Andersen LLP as the Company's independent public accountant, or if circumstances arise that make the continuation of Arthur Andersen LLP as the Company's independent public accountant impossible or inappropriate for the year ending December 31, 1998, that selection will be reconsidered by the Audit Committee and the Board. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement if he or she so desires.

    Assuming that a quorum is present, the affirmative vote of a majority of all the votes cast at the Annual Meeting is necessary for approval of the ratification of the selection of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 1998. For purposes of the vote on this proposal, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will be counted in determining the presence of a quorum.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL, AND, IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY, PROXIES SOLICITED IN CONNECTION WITH THIS PROXY STATEMENT WILL BE SO VOTED.

                     STOCKHOLDER PROPOSALS AND NOMINATIONS

    The Bylaws of the Company provide a procedure for stockholder proposals and stockholder nominations of persons for election to the Board of Directors. That procedure provides that any stockholder intending to present a proposal or nomination for election of one or more Directors at the Annual Meeting must deliver a written notice to the Company's Secretary at the Company's principal executive offices not less than 60 days nor more that 90 days before the first anniversary of the preceding year's annual meeting, provided that if the date of the annual meeting is advanced more than 30 days or delayed more than 60 days from that anniversary date, that notice must be so delivered not earlier than the 90th day before that meeting and not later than the close of business on the later of (i) the 60th day before that meeting or (ii) the tenth day following the day on which public announcement of that meeting's date is first made.

    Any such notice from a stockholder to the Company's Secretary must contain
(i) the name and address of that stockholder as they appear on the Company's books (and, if the nomination or proposal in question is made on behalf of a beneficial owner of Shares, the name and address of that beneficial owner) and
(ii) the number of shares of each class of the Company's stock held by that stockholder (and, if appropriate, that beneficial owner). If the stockholder's notice to the Company's Secretary proposes to nominate one or more individuals for election or re-election as Director, that notice must also include for each such individual all information relating to that person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including that individual's written consent to being named in the proxy statement as a nominee and to serve as a director if elected). If the stockholder's notice to the Secretary proposes to bring other business before the meeting, that notice must include a brief description of (i) that business, (ii) the reasons for conducting that business at the meeting, and
(iii) any material interest in that business held by that stockholder (and by the beneficial owner, if any, on whose behalf the proposal is made). If a stockholder proposal or nomination is not made in accordance with the procedure set forth above, the Chairman of the Annual Meeting shall have the power and duty (i) to determine and declare at the Annual Meeting whether the proposed business or nomination was properly brought before the Annual Meeting in accordance with the procedures set forth in the Bylaws and (ii) if not, to direct that the business not be transacted or that the defective nomination be disregarded.

    Any stockholder desiring management to consider a proposal for inclusion in the Company's proxy statement relating to the annual meeting of stockholders to be held in 1998 must submit the proposal by certified mail, return receipt requested, to the attention of the Company's Secretary at the Company's principal executive office by December 18, 1998.

                                 MISCELLANEOUS

    This proxy statement and the accompanying Proxy are being solicited by the order of the Directors, and all costs related to this solicitation will be borne by the Company. Proxies may be solicited by mail, telephone, or telegram or in person. The Company will request banks, brokerage houses, and other institutions, nominees, or fiduciaries that hold Shares in their names to forward the solicitation materials to the beneficial owners thereof, and the Company will reimburse those persons for their reasonable expenses in so forwarding these materials. Directors, Company officers, and regular Company employees may, without additional compensation, solicit Proxies by telephone or telegram or in person.

                              1997 ANNUAL REPORTS

    The Company's 1997 Annual Report, including audited financial statements for the period May 18, 1995 to December 31, 1995, and for calendar years 1996 and 1997, are being forwarded to each stockholder of record as of March 17, 1998, together with this Proxy Statement.

    A COPY OF THE COMPANY'S 1997 ANNUAL REPORT ON FORM 10-K IS AVAILABLE WITHOUT CHARGE TO THOSE STOCKHOLDERS WHO WOULD LIKE MORE DETAILED INFORMATION CONCERNING THE COMPANY. IF YOU DESIRE A COPY OF THAT DOCUMENT, PLEASE SEND A WRITTEN REQUEST TO INVESTOR RELATIONS, MERIDIAN INDUSTRIAL TRUST, INC., 455 MARKET STREET, 17TH FLOOR, SAN FRANCISCO, CALIFORNIA 94105 (TELEPHONE: 415-281-3900).

                                 OTHER BUSINESS

    At this date, management knows of no other matters proposed to be brought before the Annual Meeting. If any other business should properly come before the Annual Meeting for stockholder action, the named proxies will vote the Shares represented by the Proxies in their discretion.

                                          BY ORDER OF THE DIRECTORS,

                                          Robert A. Dobbin,

                                          SECRETARY

San Francisco, California

April 17, 1998

                          MERIDIAN INDUSTRIAL TRUST, INC.

                                     PROXY

                       SOLICITED ON BEHALF OF THE BOARD OF
                   DIRECTORS OF MERIDIAN INDUSTRIAL TRUST, INC.
                     FOR THE MAY 15, 1998, ANNUAL MEETING OF
              STOCKHOLDERS AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

The undersigned stockholder of Meridian Industrial Trust, Inc., a Maryland Corporation ("Meridian"), hereby (a) acknowledges receipt of the Notice to Stockholders of the Annual Meeting of Stockholders of Meridian to be held on May 15, 1998, and of the accompanying Proxy Statement; (b) appoints Allen J. Anderson and Milton K. Reeder, as Proxies for the undersigned, or any of them, each with full power of substitution; (c) authorizes the Proxies to represent the undersigned at the annual meeting and to cast on behalf of the undersigned all votes that the undersigned is entitled to cast as the holder of those shares of Meridian Common Stock or Meridian Series B Preferred Stock held of record by the undersigned at the close of business on March 17, 1998, at the annual meeting and at any adjournment or postponement thereof; and (d) revokes any proxies previously given.


               [Logo]  MERIDIAN INDUSTRIAL TRUST

                 ANNUAL MEETING OF STOCKHOLDERS


                         MAY 15, 1998
                           8:30 A.M.



                      HYATT REGENCY HOTEL
                     FIVE EMBARCADERO CENTER
                    SAN FRANCISCO, CA 94111


           PLEASE SIGN, DATE AND RETURN YOUR PROXY IN
          THE ENCLOSED ENVELOPE OR CALL 1-800-OK2-VOTE.
                THANK YOU FOR YOUR PROMPT REPLY.

/ X / PLEASE MARK YOUR
      VOTES AS IN THIS
      EXAMPLE.

The votes entitled to be cast by the undersigned will be cast as instructed below. If this proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast "FOR" each of the nominees for director and "FOR" proposal 2 as described in the Proxy Statement and in the discretion of the Proxies on any other matter that may properly come before this meeting at any adjournment or postponement thereof.

-------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES LISTED AND FOR PROPOSAL 2.
-------------------------------------------------------------------------------

                                  FOR          WITHHELD AS TO ALL

1. Election of                    /  /             /   /
   seven Directors


   Nominees for Director:
     1. Allen J. Anderson          5. John S. Moody
     2. C.E. Cornult               6. Kenneth N. Stensby
     3. T. Patrick Duncan          7. Lee W. Wilson
     4. Peter O. Hanson

For, except vote withheld from the following nominee(s):

--------------------------------------------------------


2. A proposal to ratify the selection of Arthur Andersen LLP as Meridian's independent auditors for fiscal year ending December 31, 1998.

                  FOR         AGAINST              ABSTAIN

                   / /          / /                   / /

3. In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.


Please sign and date this proxy and return it as promptly as possible in the envelope provided. Joint owners should each sign. Signature(s) should correspond exactly with the name(s) printed on this proxy. Attorneys, executors, administrators, guardians, and officers signing in a representative capacity should give full title.


---------------------------------------------

---------------------------------------------
SIGNATURE(S)                       DATE


            RETURN AND SIGN THE PROXY CARD IF YOU ARE NOT VOTING BY PHONE





                    [Logo] MERIDIAN INDUSTRIAL TRUST


Dear Stockholder:

   Meridian Industrial Trust introduces to you the ability to vote by telephone - a new and convenient way to vote your shares. By casting your vote over the phone, you will not need to return the proxy card. Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

   To vote your shares over the phone, you must use the control number printed in the box above, just below the perforation. The series of numbers that appear in the box above is your personal code to access the system.

   To vote over the phone: On a touch-tone telephone, call 1-800-OK2-VOTE (1-800-652-8683) 24 hours a day, 7 days a week.

   If you choose to vote your shares by phone, please do not mail back your proxy card.


          YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.